Exhibit 10.6.d

Mr. David Nakles
The RETEC Group, Inc.
One Monroeville Center, Suite 1015
Monroeville, PA 15146

The RETEC Group, Inc.
300 Baker Avenue
Concord, MA  01742
Attn:  President

Re:      Modification to that Certain 2005 Modified Agreement

Dear Gentlemen:

Atlanta Gas Light Company (“AGLC”)  hereby proposes, as set forth below, to make a modification to the 2005 Modified Agreement between AGLC and Retec, as the 2005 Modified Agreement is identified in that certain letter agreement between AGLC and Retec attached hereto.

 The last paragraph of Section 1 Term is hereby amended by deleting “June 30, 2005” in all three instances in which it appears therein and substituting therefore in all such three instances “July 31, 2005.”

Except as modified herein, all terms, conditions, responsibilities, and obligations of the Parties set forth in the 2005 Modified Agreement shall remain in full force and effect.

If you are in agreement with the proposed modifications set forth above, please so signify by signing on behalf of Retec in the space provided below.  If you are in agreement, the effective date of the modifications will be June 30, 2005.

                                                                                    Sincerely,

                                                                                    Atlanta Light Company

                                                                                    By: Jeffery Brown

                                                                                    Title: President

Agreed and Accepted

The Retec Group, Inc.

By: Michael D. Knupp

Title: President